Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-3, as amended, of Discover Bank, Discover Card Master Trust I, and Discover Card Execution Note Trust (Registration Numbers, 333-191359, 333-191359-01, and 333-191359-02) of our attestation report dated March 14, 2013, with respect to U.S. Bank National Association’s compliance with specified servicing criteria set forth in Item 1122 (d) of the Securities and Exchange Commission’s Regulation AB for its U.S. Bank Corporate Trust Asset-Backed Securities Platform as of December 31, 2012 and for the one-month transition period from December 1, 2012 through December 31, 2012 and as of December 31, 2013 and for the period from January 1, 2013 through December 31, 2013, included in the Annual Reports (Form 10-K) of Discover Card Master Trust I and Discover Card Execution Note Trust for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

March 21, 2014